Exhibit 3.56

OPERATING AGREEMENT

OF

INERGY TRANSPORTATION, LLC

THIS OPERATING AGREEMENT is made as of the 26th day of September, 2000, by Inergy Propane, LLC, a Delaware limited liability company (the “Member”).

ARTICLE I. DEFINITIONS

1.1 Terms Defined Herein. As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

“Act” means the Delaware Limited Liability Company Act, as amended from time to time.

“Agreement” means this Operating Agreement of Inergy Transportation, LLC, as amended from time to time.

“Articles” means the Articles of Organization of the Company filed with the Delaware Secretary of State, as amended from time to time.

“Board of Directors” or “Board” means the board of directors of the Company established under Section 4.1 hereof.

“Company” means Inergy Transportation, LLC, a Delaware limited liability company.

“Director” means a member of the Board of Directors.

“Interest” refers to all of the Member’s rights and interests in the Company in such Member’s capacity as a Member, all as provided in the Articles, this Agreement and the Act, including, without limitation, the Member’s interest in the total capital, profits and losses of the Company.

“Person” means any individual, partnership, limited liability company, corporation, cooperative, trust or other entity.

ARTICLE II. ORGANIZATIONAL MATTERS

2.1 Name; Asset Transfer.

(a) The name of the Company shall be as stated in the Articles. The name of the Company may be changed from time to time by the determination of the Member.

(b) Concurrently herewith the Member has entered into an Assignment and Bill of Sale and Assumption of Liabilities pursuant to which the Member has assigned to the Company those assets and liabilities described therein. A copy of the balance sheet of the Company resulting from such transfer of assets and assumption of liabilities is attached as Exhibit A.

2.2 Purpose. The business purpose of the Company is to conduct local delivery of propane and propane products, and to do any and all things necessary, appropriate or incidental thereto. The Company is formed only for such business purpose and shall not be deemed to create any declaration or agreement by the Company or the Member with respect to any other activities whatsoever other than the activities within such business purpose.

2.3 Powers. In addition to the powers and privileges conferred upon the Company by law and those incidental thereto, the Company shall have all of the powers of a natural person and all powers granted by the Act to do all things necessary or convenient to carry out its business and affairs.

2.4 Principal Office. The principal office of the Company shall be located at 1101 Walnut, Suite 1500, Kansas City, Missouri 64106 or at such other place(s) as the Member may determine from time to time.

2.5 Liability of the Member. The Member, solely by reason of being the Member, shall not be liable, under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the Company, whether arising in contract, tort or otherwise. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing liability on the Member for liabilities of the Company. The Company is not intended to be a partnership.

ARTICLE III. OWNERSHIP INTEREST

3.1 Interest. The Member shall own the entire equity interest of the Company and as such the Interest held by the Member is the only outstanding Interest of the Company.

3.2 Voting. The Member shall possess the entire voting interest in all matters relating to the Company unless otherwise granted to the Board of Directors in the Articles or this Agreement.

3.3 Distributions. Distributions by the Company of cash or other property shall be made to the Member at such times as the Board of Directors deems appropriate.

ARTICLE IV. MANAGEMENT

4.1 Management.

(a) Directors

(i) General Powers. The business and affairs of the Company shall be managed by its Board of Directors.

(ii) Number, Tenure and Qualifications. The number of Directors of the Company shall be two (2). Each Director shall hold office until the next annual election of the Board of Directors or until a successor shall have been elected and qualified or until such Director’s death, resignation or until removed by the Member, in the Member’s sole discretion.

(iii) Regular Meetings. The Board of Directors shall provide, by resolution, the time and place for the holding of regular meetings without other notice than such resolution.

(iv) Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman, the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

(v) Notice. Notice of any special meeting of the Board of Directors shall be given not less than ten (10) days nor more than sixty (60) days prior thereto. Such notice shall be given in the manner provided in Section 7.1 Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business presented because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

(vi) Quorum and Manner of Acting. In order to have a quorum for transaction of business at any meeting of the Board of Directors, a majority of the number of Directors fixed by this Agreement shall be present. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

(vii) Attendance by Communications Equipment. Members of the Board of Directors, or of any committee of the Board of Directors may participate in and act at any meeting of such Board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

(viii) Vacancies. Any vacancy occurring in the Board of Directors, and any directorship to be filled by reason of an increase in the number of Directors, may be filled by election by the Member.

(ix) Presumption of Assent. A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be conclusively presumed to have assented to the action taken unless such Director’s dissent shall be entered in the minutes of the meeting or unless such Director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

(x) Committees. The Board of Directors may, by resolution or resolutions adopted by a majority of the number of Directors fixed by this Agreement, designate two or more Directors of the Company to constitute one or more committees. Each such committee shall have and may exercise such authority of the Board in the management of the Company as is provided in the resolution(s) establishing such committee. Each such committee shall keep regular minutes of its proceedings, which minutes shall be recorded in the minute book of the Company. The secretary or an assistant secretary of the Company may act as secretary for each such committee if the committee so requests.

(xi) Informal Action. Any action to be taken by the Board of Directors of the Company may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by a majority of the number of Directors fixed by this Agreement.

(b) Officers.

(i) Designations. The officers of the Company shall be a Chairman, a President, a secretary and such other officers, agents and employees as the Board of Directors may deem proper. Any two or more offices may be held by the same person.

(ii) Election and Term of Office. The officers of the Company shall be elected by the Board of Directors. Vacancies may be filled or new offices filled at any meeting of the Board of Directors. Each officer shall hold office until a successor shall have been elected and qualified or until such Officer’s death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

(iii) Removal. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.

(iv) Chairman of the Board of Directors. The Board of Directors may elect from its members a Chairman of the Board of Directors. The Chairman shall preside at all meetings of the Board of Directors. The Chairman may sign, when authorized by the Board of Directors, any deeds, mortgages, bonds, contracts or other instruments. The Chairman shall perform such other duties as may be prescribed by the Board of Directors from time to time.

(v) Vice-Chairman of the Board of Directors. The Board of Directors may elect a Vice-Chairman of the Board of Directors. In the absence of the Chairman, or in the event of the Chairman’s inability or refusal to act, the Vice-Chairman shall preside at all meetings of the Board of Directors and otherwise perform the duties of the Chairman and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman.

(vi) President. The Board of Directors shall elect an individual to serve as President. The President shall be the chief executive officer of the Company and shall in general supervise the day-to-day operations of the Company. In the absence of the Chairman and the Vice-Chairman, or in the event of their inability or refusal to act, the President shall preside at all meetings of the Board of Directors and otherwise perform the duties of the

Chairman and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman. The President may sign any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by this Agreement to some other officer or agent of the Company or shall be required by law to be otherwise executed.

(vii) Vice Presidents. The Board, in its discretion, may elect one or more vice presidents. In the absence of the President or in the event of the President’s inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, including, without limitation, the duties of the Chairman if and as assumed by the President as a result of the absence of the Chairman or the Chairman’s inability or refusal to act, and the vice president, when so acting, shall have all of the powers and be subject to all the restrictions upon the President. Each vice president shall perform such other duties as from time to time may be assigned by the Chairman, the President or the Board of Directors.

(viii) Secretary. The secretary shall: (a) keep records of Company action, including the records of action taken by the Member and minutes of meetings of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of this Agreement or as required by law; and (c) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the Chairman, the President or the Board of Directors.

(ix) Assistant Secretaries. The Board, in its discretion, may elect one or more assistant secretaries. The assistant secretaries in general shall perform such duties as shall be assigned to them by the Chairman, the President, or the Board of Directors.

(x) Compensation. The compensation of the officers other than the President of the Company shall be fixed from time to time by the President and no officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a Director of the Company. The compensation of the President shall be fixed by the Board of Directors.

(c) Authorization of Persons to Act. At any time and from time to time, the Board of Directors may designate any Person to carry out the decisions of the Board of Directors, including, but not limited to, the execution of any instruments on behalf of the Company.

4.2 Action by the Member. The Member may take such action as may be appropriate for the Member of a limited liability company under the Act by a written consent signed by the Member. The Member will annually elect the Directors of the Company at such time as the Member may specify.

4.3 Limitation of Liability; Indemnification. None of the Directors, President, Chairman, Vice Chairman or any other officer of the Company shall be liable to the Member or to the Company for (a) any action or inaction except to the extent such person acted in bad faith or engaged in willful misconduct in the performance of such person’s duties to the Company or the Member, (b) any action or inaction arising from reliance upon the opinion or advice as to legal matters of legal counsel or as to accounting matters of accountants selected by any of them in good faith or (c) any action or inaction of any agent, contractor or consultant selected by any of them in good faith.

4.4 Indemnification.

(a) Indemnification in Actions by Third Parties. The Company shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (other than an action by or in the right of the Company) by reason of the fact that such person is or was serving in an Indemnifiable Capacity (as hereinafter defined) against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement (provided that such settlement and all amounts paid in connection therewith are approved in advance by the Company in accordance with paragraph (d) of this Section 4.4, which approval shall not be unreasonably withheld), attorneys’ fees, ERISA excise taxes or penalties, fines and other expenses actually and reasonably incurred by such person in connection with such action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful; provided, however, that the Company shall not be required to indemnify or advance expenses to any such person seeking indemnification or advancement of expenses in connection with an action, suit or proceeding initiated by such person unless the initiation of such action, suit or proceeding was authorized by the Board of Directors of the Company. The termination of any such action, suit or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that such person’s conduct was unlawful.

(b) Indemnification in Derivative Action. The Company shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was serving in an Indemnifiable Capacity against amounts paid in settlement thereof (provided that such settlement and all amounts paid in connection therewith are approved in advance by the Company in accordance with paragraph (d) of this Section 4.4, which approval shall not be unreasonably withheld) and all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification under this paragraph (b) shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Company unless and only to the extent that the court in which the action, suit or proceeding was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

(c) Indemnification for Success on the Merits or Otherwise. Notwithstanding the other provisions of this Section 4.4, to the extent that a person who is or was serving in an Indemnifiable Capacity has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) or (b) of this Section 4.4 (including without limitation the dismissal of any such action, suit or proceeding without prejudice or the settlement of such action, suit or proceeding without admission of fault or liability), or in defense of any claim, issue or matter therein, such person shall be indemnified against amounts approved by the Company to be paid in settlement of any such action, suit or proceeding and against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. For purposes of this paragraph (c) of this Section 4.4, references to the “Company” shall include, in addition to the resulting or surviving Company, any constituent Company (including any constituent of a constituent) absorbed in a consolidation or merger as well as the resulting or surviving Company so that any person who is or was a director, officer or employee of such constituent Company, or is or was serving at the request of such constituent Company as a director, officer, or employee of any Other Enterprise, shall stand in the same position under the provisions of this paragraph (c) of this Section 4.4 with respect to the resulting or surviving Company as such person would have if such person had served the resulting or surviving Company in the same capacity.

(d) Determination of Right to Indemnification. Prior to indemnifying a person pursuant to the provisions of paragraphs (a) or (b) of this Section 4.4, unless ordered by a court and except as otherwise provided by paragraph (c) of this Section 4.4, the Company shall determine that such indemnification is proper because such person has met the specified standard of conduct entitling such person to indemnification as set forth under paragraphs (a) or (b) of this Section 4.4. Any determination that a person shall or shall not be indemnified under the provisions of paragraphs (a) or (b) of this Section 4.4 shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the action, suit or proceeding, or (ii) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion or (iii) by the Member, and such determination shall be final and binding upon the Company; provided, however, that in the event such determination is adverse to the person to be indemnified hereunder, such person shall have the right to maintain an action in any court of competent jurisdiction against the Company to determine whether or not such person has met the requisite standard of conduct and is entitled to such indemnification hereunder. For the purposes of such court action, an adverse determination as to the eligibility of a person for indemnification made pursuant to any of clauses (i), (ii) or (iii) of this paragraph (d) shall not constitute a defense to such action nor create a presumption regarding such person’s eligibility for indemnification hereunder. If such court action is successful and the person is determined to be entitled to such indemnification, such person shall be reimbursed by the Company for all fees and expenses (including attorneys’ fees) actually and reasonably incurred in connection with any such action (including without limitation the investigation, defense, settlement or appeal of such action).

(e) Advancement of Expenses. Expenses (including attorneys’ fees) actually and reasonably incurred by a person who may be entitled to indemnification hereunder in defending an action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to indemnification by the Company. Notwithstanding the foregoing, no advance shall be made by the Company if a determination is reasonably and promptly made by (i) the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the action, suit or proceeding for which the advancement is requested, or (ii) if a quorum is not obtainable, or even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion or (iii) by the Member, that, based upon the facts known to the Board, counsel or the Member at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interest of the Company, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe such person’s conduct was unlawful. In no event shall any advance be made in instances where the Board, the Member or independent legal counsel reasonably determines that such person deliberately breached such person’s duty to the Company or its Member.

(f) Non-Exclusivity. The indemnification and the advancement of expenses provided by this Section 4.4 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any provision of law, under the Articles or this Agreement or under any agreement, approval of the Member or disinterested Directors, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the Company may have to make additional indemnifications with respect to the same or different persons or classes of persons. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 4.4 shall continue as to a person who has ceased to be a Director, officer or employee of the Company or has ceased to serve in an Indemnifiable Capacity and shall inure to the benefit of the heirs, executors, administrators and estate of such a person.

(g) Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, officer or employee of the Company, or is or was serving at the request of the Company as a Director, officer or employee of any Other Enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Section 4.4.

(h) Vesting of Rights. The rights granted or created hereby shall be vested in each person entitled to indemnification hereunder as a bargained-for, contractual condition of such person’s serving or having served as in an Indemnifiable Capacity and while this Section 4.4 may be amended or repealed, no such amendment or repeal shall release, terminate or adversely affect the rights of such person under this Section 4.4 with respect to any act taken or the failure to take any act by such person prior to such amendment or repeal or with respect to any action, suit or proceeding with respect to such act or failure to act filed before or after such amendment or repeal.

(i) Definition of “the Company”. For purposes of this Section 4.4, other than paragraph (c) of this Section 4.4, references to “the Company” shall, if and only if the Board of Directors shall determine, include, in addition to the resulting or surviving Company, any constituent Company (including any constituent of a constituent) absorbed in a consolidation or merger, which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers or employees or persons serving at the request of such constituent Company as a director, officer, or employee of any Other Enterprise, so that any person who is or was a director, officer or employee of such constituent Company, or is or was serving at the request of such constituent Company as a director, officer, or employee of any Other Enterprise, shall stand in the same position under the provisions of this Section 4.4 with respect to the resulting or surviving Company as such person would have with respect to such constituent Company if its separate existence had continued.

(j) Certain Definitions. For purposes of this Section 4.4:

(i) References to serving in an “Indemnifiable Capacity” shall mean service by a person as a Director, Chairman, Vice Chairman, President or other officer or employee of the Company or service by a person at the Company’s request as a director, officer or employee of any Other Enterprise (as hereinafter defined);

(ii) References to “Other Enterprises” or “Other Enterprise” shall include without limitation any other company, corporation, partnership, limited liability company, joint venture, trust or employee benefit plan;

(iii) References to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan;

(iv) References to “defense” shall include investigations of any threatened, pending or completed action, suit or proceeding as well as appeals thereof and shall also include any defensive assertion of a cross-claim or counterclaim;

(v) References to “serving at the request of the Company” shall include any service as a director, officer or employee of an entity which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries;

(vi) A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company”;

(vii) Unless the Board of Directors of the Company shall determine otherwise, any Director, officer or employee of the Company who shall serve as a director, officer, or employee of any Other Enterprise of which the Company, directly or indirectly, is a shareholder or creditor, or in which the Company is in any way interested, shall be presumed to be serving as such director, officer, or employee at the request of the Company; and

(viii) In all other instances where any person shall serve as a director, officer, or employee of any Other Enterprise, if it is not otherwise established that such person is or was serving as such director, officer, or employee at the request of the Company, the Board of Directors of the Company shall determine whether such person is or was serving at the request of the Company, and it shall not be necessary to show any actual or prior request for such service, which determination shall be final and binding on the Company and the person seeking indemnification.

(k) Severability. If any provision of this Section 4.4 or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of this Section 4.4 and the application of such provision to other persons or circumstances shall not be affected thereby and to the fullest extent possible the court finding such provision invalid, illegal or unenforceable shall modify and construe the provision so as to render it valid and enforceable as against all persons or entities and to give the maximum possible protection to persons subject to indemnification hereby within the bounds of validity, legality and enforceability. Without limiting the generality of the foregoing, if any officer or Director of the Company or any person who is or was serving at the request of the Company as a director, officer, or employee of any Other Enterprise, is entitled under any provision of this Section 4.4 to indemnification by the Company for some or a portion of the judgments, amounts paid in settlement, attorneys’ fees, ERISA excise taxes or penalties, fines or other expenses actually and reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding (including without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), whether civil, criminal, administrative, investigative or appellate, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify such person for the portion thereof to which such person is entitled.

ARTICLE V. ACCOUNTING MATTERS

5.1 Fiscal Year. The fiscal year and taxable year of the Company shall end on September 30 of each year.

5.2 Books and Records. At all times during the existence of the Company, the Company shall cause to be maintained full and accurate books of account, which shall reflect all Company transactions and be appropriate and adequate for the Company’s business.

ARTICLE VI. DISSOLUTION

6.1 Dissolution. The Company shall be dissolved as provided in the Articles.

6.2 Effect of Dissolution. Except as otherwise provided in this Agreement, upon the dissolution of the Company, the Member shall take such actions as may be required pursuant to the Act and shall proceed to wind up, liquidate and terminate the business and affairs of the Company. In connection with such winding up, the Member shall have the authority to liquidate and reduce to cash (to the extent necessary or appropriate) the assets of the Company as promptly as is consistent with obtaining fair value therefor, to apply and distribute the proceeds of such liquidation and any remaining assets in accordance with the provisions of Section 6.3, and to do any and all acts and things authorized by, and in accordance with, the Act and other applicable laws for the purpose of winding up and liquidation.

6.3 Application of Proceeds. Upon dissolution and liquidation of the Company, the assets of the Company shall be applied and distributed in the following order of priority:

(a) To the payment of debts and liabilities of the Company (including to the Member to the extent otherwise permitted by law) and the expenses of liquidation.

(b) Next, to the setting up of such reserves as the Person required or authorized by law to wind up the Company’s affairs may reasonably deem necessary or appropriate for any disputed, contingent or unforeseen liabilities or obligations of the Company, provided that any such reserves shall be paid over by such Person to an escrow agent appointed by the Board of Directors, to be held by such agent or its successor for such period as such Person shall deem advisable for the purpose of applying such reserves to the payment of such liabilities or obligations and, at the expiration of such period, the balance of such reserves, if any, shall be distributed as hereinafter provided.

(c) The remainder to the Member.

ARTICLE VII. MISCELLANEOUS

7.1 Notices. Any notice, demand, request or other communication (a “Notice”) required or permitted to be given by this Agreement or the Act to the Company, the Member, a Director, or any other Person shall be sufficient if in writing and if hand delivered or mailed by registered or certified mail to the Company at its principal office or to the Member or any other Person at the address of the Member or such other Person as it appears on the records of the Company or sent by facsimile transmission to the telephone number, if any, of the recipient’s facsimile machine as such telephone number appears on the records of the Company. All Notices that are mailed shall be deemed to be given when deposited in the United States mail, postage prepaid. All Notices that are hand delivered shall be deemed to be given upon delivery. All Notices that are given by facsimile transmission shall be deemed to be given upon receipt, it being agreed that the burden of proving receipt shall be on the sender of such Notice and such burden shall not be satisfied by a transmission report generated by the sender’s facsimile machine.

7.2 No Third Party Rights. None of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including, but not limited to, creditors of the Company; provided, however, the Company may enforce any rights granted to the Company under the Act, the Articles, or this Agreement.

7.3 Entire Agreement. This Agreement, together with the Articles, constitutes the entire agreement, relative to the formation, operation and continuation of the Company.

7.4 Amendments to this Agreement. Except as otherwise provided herein, this Agreement shall not be modified or amended in any manner other than with the written approval of the Member.

7.5 Severability. In the event any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be enforced to the greatest extent permitted by law.

7.6 Headings. The headings of the Sections of this Agreement are for convenience only and shall not be considered in construing or interpreting any of the terms or provisions hereof.

7.7 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the sole Member of the Company has duly executed this Agreement as of the date first above written.

INERGY PROPANE, LLC

By	/s/ John J. Sherman
Name: John J. Sherman
Title: President